EXHIBIT 4

                           CERTIFICATE OF DESIGNATIONS
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               UNITY BANCORP, INC.


TO: Secretary of State
    State of Delaware

     Pursuant to the provisions of Section 151(g) of Delaware General Corporation Law, the undersigned corporation, Unity Bancorp, Inc. (the "Company"), executes the following Certificate of Designations to the Certificate of Incorporation.

     1.   The name of the corporation is Unity Bancorp, Inc.

     2. A copy of the resolutions adopted by the Board of Directors of the Company pursuant to Section 151(g) of Delaware General Corporation Law is attached hereto, and made a part hereof, as Exhibit A.

     3. The resolutions attached hereto as Exhibit A were duly adopted by the Board of Directors on March 21, 2000. (Via polling as follows: AYE: R. Van Volkenburgh, D. Dallas, P. DeTommaso, C. Loring)

     4. The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolutions, and the relative rights, preferences and limitations of each such class and series are the same as stated in the terms set forth on Exhibit B attached hereto.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designations to the Certificate of Incorporation this 21nd day of March, 2000.



                                          UNITY BANCORP, INC.

                                          By:
                                             -----------------------------------
                                                   David Dallas
                                                   Corporate Secretary

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                                                                 EXHIBIT "A" to
                                                                 CERTIFICATE OF
                               UNITY BANCORP, INC.               DESIGNATION
                           BOARD OF DIRECTORS RESOLUTIONS


     WHEREAS, pursuant to the Certificate of Incorporation of Unity Bancorp, Inc. (the "Company"), the Company is authorized to issue 500,000 shares of preferred stock, no par value ("Preferred Stock"); and

     WHEREAS, pursuant to the Certificate of Incorporation of the Company, the Board of Directors (the "Board") is vested with the authority to authorize by resolution the issue of one or more series of Preferred Stock and with respect to each such series, to fix by resolution the voting powers, and the designation, preferences and relative rights and the qualifications, limitations or restrictions of such series (the "Designations"); and

     WHEREAS, the Board has determined that 103,500 shares of preferred stock should be designated at this time; and

     NOW, THEREFORE, BE IT:

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, no par value per share, of the Company to be designated "10% Cumulative Convertible Preferred Stock, Series A" hereinafter referred to as the "Series A" or "this series"), initially consisting of 103,500 shares, and the Certificate of Designations to the Certificate of Incorporation, in the form attached hereto as Exhibit "B", is hereby approved and the Company is hereby authorized to file said Certificate with the Secretary of State of the State of Delaware;

     FURTHER RESOLVED, that any officer of the Company is hereby authorized and directed to take all such actions, file such documents and take such other steps as they shall deem necessary or appropriate, the taking of such actions, the filing of such documents and the taking of such other steps to be conclusive evidence of their necessity and appropriateness.

Approval via polling:
AYE: R. Van Volkenburgh, D. Dallas, P. DeTommaso, C. Loring
To be ratified at the April 18th Board of Directors' meeting

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                                                                  EXHIBIT B TO
                                                                  CERTIFICATE OF
                                                                  DESIGNATIONS

                    Certificate of the Designations, Numbers,
                  Relative Rights, Preferences and Limitations
             of 10% Cumulative Convertible Preferred Stock, Series A
             -------------------------------------------------------

     A statement of the designations, numbers, relative rights and preferences of the Preferred Stock, Series A of Unity Bancorp, Inc., a Delaware corporation (the "Company") is as follows:

     (1) Designation. There is hereby established a new class of equity interests which shall be named "10% Cumulative Convertible Preferred Stock, Series A" (herein called the "Series A Preferred Stock"), which shall consist of 103,500 shares, no par value.

     (2) Dividends.

          (a) The holder of each share of Series A Preferred Stock shall be entitled to receive out of any funds legally available therefor, when and as declared by the Board of Directors, preferential dividends thereon at the annual rate of 10% of a stated value of $50 per share (the "Stated Value"), and no more, payable quarterly on January 15, April 15, July 15 and October 15 or on such other date or dates as may be determined by the Board of Directors. Those dividends shall accrue daily and shall be cumulative.

          (b) No dividends shall be declared or paid or set apart for payment on any series of preferred stock or any class of capital stock of the Company ranking, as to dividends, on a parity with or junior to this Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on this Series A Preferred Stock for all past dividend payment periods. When full cumulative dividends for all past dividend periods are not paid or provided for, as aforesaid, upon the shares of this Series A Preferred Stock and any other series of preferred stock and any other class of capital stock of the Company ranking, as to dividends, on a parity with this Series A Preferred Stock (herein referred to as "Dividend Parity Stock"), all dividends declared upon shares of this Series A Preferred Stock and any other Dividend Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series A Preferred Stock and all other Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series A Preferred Stock and such other Dividend Parity Stock bear to each other. Holders of shares of this Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series A Preferred Stock. No interest or

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     sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on this Series A Preferred Stock which may have accumulated or be in arrears.

          (c) So long as any shares of this Series A Preferred Stock are outstanding, no dividend, other than a dividend in (i) shares of the Common Stock, without par value, of the Company or (ii) in any other stock of the Company ranking junior to this Series A Preferred Stock as to dividends and upon liquidation and other than as provided in paragraph (b) of this
     Section 2, shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock or upon any other stock of the Company ranking junior to or on a parity with this Series A Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Company ranking junior to or on a parity with this Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company or any subsidiary thereof (except by conversion into or exchange for stock of the Company ranking junior to this Series A Preferred Stock as to dividends and upon liquidation) unless, in each case, full cumulative dividends on all outstanding shares of this Series A Preferred Stock shall have been paid for all past dividend payment periods.

     (3) Liquidation Rights. In the event of a Liquidation Event (as defined herein), the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Company, whether represented by capital stock, paid-in capital or retained earnings, payment in cash of an amount equal to the aggregate Liquidation Value (as defined herein) of such Series A Preferred Stock plus a further amount equal to the sum of (i) the amount calculated to yield to a holder of Series A Preferred Stock a rate of return of 10% per annum on the Stated Value of the Series A Preferred Stock (taking into account any dividends or distributions previously paid to holders of Series A Preferred Stock), and
(ii) the amount of any dividends that have been declared on the Series A Preferred Stock but which remain unpaid, before any distribution of assets shall be made to the holders of Common Stock or any other equity securities of the Company ranking junior to this Series A Preferred Stock upon liquidation. If, upon such Liquidation Event, the assets distributable to the holders of Series A Preferred Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then such assets shall be distributed ratably among the shares of Series A Preferred Stock and any shares of any other series of preferred stock and any other class of stock of the Company ranking on a parity with the shares of this Series A Preferred Stock upon such a Liquidation Event, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of this Series A Preferred Stock are respectively entitled upon a Liquidation Event.

     The liquidation value of each share of Series A Preferred Stock shall initially be equal to $50 per share (the "Liquidation Value"). In the event that the Company shall (1) pay a dividend

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with respect to Series A Preferred Stock in shares of its Series A Preferred
Stock, (2) subdivide its outstanding shares of Series A Preferred Stock, or (3) combine its shares of Series A Preferred Stock into a smaller number of shares, the Liquidation Value in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for liquidation shall be entitled to receive from the Company cash in the amount such holder would have been entitled to receive had such share of Series A Preferred Stock been liquidated immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (iii) shall become effective (i) upon the effective date of a subdivision or combination and (ii) upon the record date in the case of a distribution of shares.

     After payment in full to the holders of Series A Preferred Stock pursuant to the two preceding paragraphs, the holders of Series A Preferred Stock shall have no further claim to the assets of the Company.

     For the purposes hereof, the term "Liquidation Event" shall mean any merger or consolidation in which the Company is not the surviving entity, or the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     (4) Voting Rights. Holders of Series A Preferred Stock shall have no right to vote at any meeting of stockholders or otherwise and shall not be entitled to notice of any such meeting, except in each case as may be specifically required by the Delaware General Corporation Law, as amended from time to time.

     (5) Conversion.

          (a) The Series A Preferred Stock may be converted by any holder at any time after the date of issuance at the election of the holder. The Company has the right to require conversion into common stock at any time after twenty-four (24) months from the date of issuance of the preferred stock. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of this Series A Preferred Stock or the Company may convert the shares of this Series A Preferred Stock into validly issued, fully paid and nonassessable shares of Common Stock at a $7.25 per share basis (the "Conversion Rate") which is equal to 6.897 shares of Common Stock for each share of this Series A Preferred Stock by surrendering the shares to be converted, in the manner provided in paragraph (b) of this
     Section 5 below; provided however, that if the Company shall have called some or all of the shares of this Series A Preferred Stock for redemption, such right shall terminate on the close of business on the third business day next preceding the date fixed for redemption unless the Company has defaulted in making or providing for the payment due on the date fixed for redemption. In addition, the Company may convert the Series A Preferred Stock into validly issued, fully paid shares of Common Stock at the Conversion Rate at any time after twenty-four (24) months from the issuance date of the Series A Preferred Stock and after the Common Stock has closed at $7.25 or above for ten out of any fifteen consecutive trading days. Anything herein to the contrary notwithstanding, the shares of this Series A Preferred Stock shall become immediately convertible under the circumstances, and subject to the terms and conditions, set forth in paragraph (i) of this Section 5 below.

          (b) (1) In order to exercise the conversion privilege, the holder of each share of this Series A Preferred Stock to be converted shall surrender the certificate representing such share to the Conversion Agent for this Series A Preferred Stock appointed for such purpose by the Company (the "Conversion Agent"), or, if no Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Company, with the Notice of Election to Convert on the back of said certificate duly completed and signed at the principal office of the Conversion Agent or the Company, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of this Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

               (2) The holders of shares of this Series A Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date. Except as provided above, the Company shall make no payment or adjustment for accrued and unpaid dividends on shares of this Series A Preferred Stock, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.

               (3) As promptly as practicable after the surrender by a holder of the certificates for shares of this Series A Preferred Stock in accordance with this paragraph (b), the Company shall issue and shall deliver at the office of the Conversion Agent to the holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this paragraph (b)(3), and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in paragraph (c) of this
          Section 5 below.

               (4) Each conversion shall be deemed to have been effected as of the close of business on the date on which all of the conditions specified

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          in paragraph (b)(1) of this Section 5 above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date. All shares of Common Stock delivered upon conversion of this Series A Preferred
          Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges are not subject to any preemptive rights. Upon the surrender of certificates representing shares of this Series A Preferred Stock to be converted, the shares will no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided (including without limitation any dividend payable as specified in paragraph
          (b)(2) of this Section 5 above).

          (c) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of this Series A Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of a share of this Series A Preferred Stock shall be paid in cash (computed to the nearest cent) based on the price (as defined in paragraph (d)(4) of this Section 5 below) of the Common Stock on the Trading Day (as defined in paragraph (d)(4) below) next preceding the day of conversion.

          (d) The "Conversion Rate" per share of this Series A Preferred Stock shall be subject to adjustment from time to time as follows:

               (1) In case the Company shall (1) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such event shall be proportionately adjusted so that the holder of any share of this Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Company which such holder would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (d)(1) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in paragraph (d)(7) of this Section 5 below, and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Rate then in effect shall be appropriately readjusted.

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               (2) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock, at a price per share less than the Current Market Price (as defined in paragraph (d)(4) of this Section 5 below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Rate in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock for subscription or purchase. The adjustment provided for in this paragraph (d)(2) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in paragraph (d)(7) of this Section 5 below after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Rate then in effect shall be appropriately readjusted.

               (3) In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(2) of this Section 5 above) then, in each such case, the Conversion Rate shall be adjusted so that it

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          shall equal the Conversion Rate determined by multiplying the
          Conversion Rate in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made, in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in paragraph (d)(4) of this Section 5 below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Rate then in effect shall be appropriately readjusted.

               (4) For the purpose of any computation under paragraphs (d)(2) or
          (d)(3) of this Section 5 above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock during normal market hours, exclusive of extended trading hours, as reported on the National Market system of the National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq National Market System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause
          (i), the mean between the high bid and low asked quotation for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale

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          prices for any period shall be the fair market value of such class of stock as determined by a member firm of the National Association of Securities Dealers selected by the Company. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the Nasdaq National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

               (5) No adjustment in the Conversion Rate shall be required unless such adjustment (plus other adjustments postponed pursuant to this paragraph (d)(5)) would require a change of at least one percent in the Conversion Rate; provided, however, that any adjustments which by reason of this paragraph (d)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided, further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this paragraph (d)(5)) not later than the earlier of one year following the date upon which the adjustment would otherwise be required to be made and such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 5 shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Rate, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Company to its stockholders shall be a tax free distribution for federal income tax purposes.

               (6) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Conversion Agent an officers' certificate setting forth the Conversion Rate after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Company shall prepare a notice of the adjustment of the Conversion Rate setting forth the

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          adjusted Conversion Rate and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Rate to the holder of each share of this Series A Preferred Stock at such holder's last address as shown on the stock books of the Company.

               (7) In any case in which this Paragraph (d) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of the event (i) issuing to the holder of any share of this Series A Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to paragraph (c) of this Section 5 above.

     (e) If:

               (1) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

               (2) there shall be any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party, or any sale or transfer of all or substantially all the assets of the Company, or

               (3) there shall be a voluntary or an involuntary dissolution liquidation or winding up of the Company;

     then the Company shall cause to be filed with the Conversion Agent, and shall cause to be mailed to the holders of shares of this Series A Preferred Stock at their addresses as shown on the stock books of the Company, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution of rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this paragraph (e).

               (f) (1) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effective conversions of this Series A Preferred Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series A Preferred Stock not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of this Series A Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                    (2) Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value (if any) of the shares of Common Stock deliverable upon conversion of this Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Rate.

                    (3) The Company will list the shares of Common Stock
               required to be delivered upon conversion of this Series A Preferred Stock, prior to the delivery, upon each national securities exchange, if any, or with the NASDAQ National Market, upon which the outstanding Common Stock is listed at the time of delivery.

                    (4) Prior to the delivery of any securities which the
               Company shall be obligated to deliver upon conversion of this Series A Preferred Stock, the Company will comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (g) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of this Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

               (h) In case of any reclassification or change of outstanding shares of Common Stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that requires the vote of the holders of Common Stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, each holder of shares of this Series A Preferred Stock then outstanding shall, in connection with such transaction, have the right to convert the shares of this Series A Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the shares of this Series A Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

               (i) In the event that the Company shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of this Series A Preferred Stock that are not immediately converted and receive the consideration provided in paragraph (h) of this Section 5, shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that this Series A Preferred Stock had immediately prior to the transaction, except that after such transaction each share of this Series A Preferred Stock shall be immediately convertible into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such shares of this Series A Preferred Stock could have been converted immediately prior to such transaction. The rights of this Series A Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraph (d) of this Section 5 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such paragraph prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of this Series A Preferred Stock (other than such shares that are converted pursuant to paragraph (h) of this Section 5) shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (6)  Redemption.

               (a) At any time after twenty-four (24) months from the issuance date of the Series A Preferred Stock, shares of this Series A Preferred Stock shall be redeemable by the Company in whole or, from time to time, in part at the Company's option at $50 per share, plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

               (b) In the event that fewer than all the outstanding share of this Series A Preferred Stock are to be redeemed as permitted by this
          Section 6, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined on a pro rata basis by the Board of Directors unless such other method is required to comply with any rule or regulation of any stock exchange upon which the shares of this Series A Preferred Stock may at any time be listed.

               (c) Notice of any redemption of shares of this Series A Preferred Stock, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the share to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date. If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

               (d) Notice of redemption of shares of this Series A Preferred Stock having been given as provided in paragraph (c) of this Section 6, then, unless the Company shall have defaulted in providing for the payment of the redemption price and an amount equal to all accrued and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series A Preferred Stock called for redemption at the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (e) Any shares of this Series A Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

               (f) In the event that full cumulative dividends on this Series A Preferred Stock have not been paid or declared and set apart for payment for all past Dividend Periods, no shares of this Series A Preferred Stock shall be redeemed unless all outstanding shares of this Series A Preferred Stock are simultaneously redeemed, and neither the Company nor any entity directly or indirectly controlled by the Company shall purchase or otherwise acquire any shares of this Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of all outstanding shares of this Series A Preferred Stock or pursuant to the exercise of the conversion right provided in Section 5.

               (g) Shares of this Series A Preferred Stock are not subject or entitled to the benefit of a sinking fund.

     (7) Severability. If any provision of this Certificate of Designations or any application of such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions hereunder shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent the provisions of this Certificate of Designations may be inconsistent with any other provision of the Certificate of Incorporation, this Certificate of Designations shall be controlling.

     (8) Priorities. For the purposes hereof, any stock of any series or class of the Company shall be deemed to rank:

               (a) prior to the shares of this Series A Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of this Series A Preferred Stock;

               (b) on a parity with shares of this Series A Preferred Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series A Preferred Stock; and

               (c) junior to shares of this Series A Preferred Stock, as to dividends or upon liquidation, if such stock shall be Common Stock or if the holders of shares of this Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon a Liquidation Event, as the case may be, in preference or priority to the holders of shares of such series or class.